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                                                                      Exhibit 24


                                  Crown Vantage Inc.

                                  Power of Attorney

     RESOLVED, that without limiting the authority of any other officer of the Corporation, Christopher M. McLain be hereby appointed attorney-in-fact of the Corporation and each of the Directors with full power to sign the Registration Statement and any amendments thereto on behalf of and in the name of the Corporation and on behalf of each of the Directors.

     The undersigned, being all members of the Board of Directors, hereby consent and approve the foregoing as of April 29, 1997.


   /s/ William V. Daniel                       /s/ Ernest S. Leopold
-----------------------------------          ------------------------------
William V. Daniel                            Ernest S. Leopold


   /s/ George B. James                         /s/ Joseph T. Piemont
-----------------------------------          ------------------------------
George B. James                              Joseph T. Piemont


   /s/ E. Lee Showalter                        /s/ William D. Walsh
-----------------------------------          ------------------------------
E. Lee Showalter                             William D. Walsh


   /s/ James S. Watkinson                      /s/ Donna L. Weaver
-----------------------------------          ------------------------------
James S. Watkinson                           Donna L. Weaver